 United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 15, 2021

Date of Report (Date of earliest event reported)

Evolv Technologies Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39417	84-4473840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Totten Pond Road, 4th Floor Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

 (781) 374-8100

Registrant’s telephone number, including area code:

 NewHold Investment Corp.

12141 Wickchester Ln., Suite 325

Houston, Texas 77079

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	EVLV	The Nasdaq Stock Market LLC
Warrants	EVLVW	The Nasdaq Stock Market LLC
Units	EVLVU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submissions of Matters to a Vote of Security Holders

As previously reported, on March 5, 2021, NewHold Investment Corp. (the “Company”) entered into an Agreement and Plan of Merger merger agreement (as amended, the “Merger Agreement”), which provided for a business combination between NHIC Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company, and Evolv Technologies, Inc., a Delaware corporation (“Evolv”) with Evolv surviving the merger as a wholly owned subsidiary of the Company. In addition, in connection with the consummation of the business combination, the Company was renamed to “Evolv Technologies Holdings, Inc.”

On July 15, 2021 at 8:00 a.m., New York time, the Company held a special meeting of its stockholders (the “Meeting”) at which the Company’s stockholders voted on the following proposals, as set forth below, each of which is described in detail in the definitive proxy statement/prospectus (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on June 28, 2021, which was first mailed by the Company to its stockholders on or about June 28, 2021.

As of June 10, 2021, the record date for the Meeting, there were 21,562,500 shares of common stock issued and outstanding and entitled to vote. There were 16,727,474 shares presented in person or represented by proxy at the Meeting. The final voting results for each proposal submitted to the stockholders of the Company at the Meeting are included below.

Each of the proposals described below was approved by the Company’s stockholders.

PROPOSAL 1:

The Business Combination Proposal To approve and adopt upon a proposal to approve the transactions contemplated under the Merger Agreement, dated as of March 5, 2021, as amended by that certain First Amendment to Agreement and Plan of Merger dated June 5, 2021 (as amended, the “Merger Agreement”), by and among the Company, NHIC Sub Inc., a Delaware corporation and wholly-owned subsidiary of NHIC (“Merger Sub”) and Evolv Technologies, Inc., a Delaware corporation (“Evolv”), (the “Business Combination”), a copy of which was attached to the proxy statement/prospectus as Annex A. This proposal is referred to as the “Business Combination Proposal” or “Proposal 1.”

For	Against	Abstain
14,830,187	1,896,697	590

PROPOSAL 2:

The Charter Approval Proposal -To approve and adopt a proposal to approve the Amended and Restated Certificate of Incorporation of the Company, a copy of which was attached to the proxy statement/prospectus as Annex B (the “Amended Charter”) to, among other things, change the Company’s name to “Evolv Technologies Holdings, Inc.,” amend certain provisions related to authorized capital stock, the required vote to amend the charter and bylaws, and director removal, and to divide the board of directors into three classes, with one class of directors being elected in each year and each class (except for those directors appointed to our first annual meeting of stockholders) serving a three-year term, in each case, to be effective upon the consummation of the Business Combination. This proposal is referred to as the “Charter Approval Proposal” or “Proposal 2.”

For	Against	Abstain
14,838,871	1,887,333	1,270

PROPOSAL 3:

The Stock Plan Proposal -To consider and vote upon a proposal to approve the Evolv Technologies Holdings, Inc. 2021 Incentive Award Plan (the “Incentive Award Plan”), a copy of which was attached to the proxy statement/prospectus as Annex C, to be effective upon the consummation of the Business Combination. This proposal is referred to as the “Stock Plan Proposal” or “Proposal 3.”

For	Against	Abstain
14,220,663	2,500,730	6,081

PROPOSAL 4:

The ESPP Proposal -To consider and vote upon a proposal to approve the Evolv Technologies Holdings, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”), a copy of which was attached to the proxy statement/prospectus as Annex D, to be effective upon consummation of the Business Combination. This proposal is referred to as the “ESPP Proposal” or “Proposal 4.”

For	Against	Abstain
14,019,783	2,696,986	10,705

PROPOSAL 5:

The Nasdaq Proposal -To consider and vote upon a proposal to approve: (i) for purposes of complying with Nasdaq Listing Rule 5635 (a) and (b), the issuance of more than 20% of the issued and outstanding shares of the Company’s common stock and the resulting change in control in connection with the Business Combination and (ii) for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the common stock in connection with the PIPE Investment upon the consummation of the Business Combination. This proposal is referred to as the “Nasdaq Proposal” or “Proposal 5.”

For	Against	Abstain
14,827,285	1,899,146	1,043

Item 8.01. Other Events

On July 15, 2021, the Company issued a press release announcing that its stockholders had voted to approve all of the proposals at the Meeting. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
99.1	Press Release Dated July 15, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2021

EVOLV TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Peter George
Name:	Peter George
Title:	Chief Executive Officer